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                                                                   Exhibit 10.12


                               INDEMNITY AGREEMENT

                  This Indemnity Agreement is made this ___ day of , 200_, by and between BioVeris Corporation, a Delaware corporation (the "Company"), and ____________, (the "Indemnitee").

                                   WITNESSETH:

                  WHEREAS, the Company and the Indemnitee desire to enter into this Agreement, which is intended to replace any indemnification agreement that may exist between the Indemnitee and the Company.

                  NOW, THEREFORE, the Company and the Indemnitee for good and valuable consideration, the receipt of which is hereby acknowledged, hereby agree as follows:

               1. Definitions. Capitalized terms used herein shall have the meaning as set forth below:

                  (a) "Claim" shall mean any threatened, pending or completed claim, action, demand, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal.

                  (b) "Damages" shall mean any losses, liabilities, damages or any nature (including consequential, special and incidental), claims, demands, judgments, amounts paid in settlements, fines, penalties, expenses and costs, ERISA excise taxes. Without limiting the generality of the foregoing, Damages shall include any and all Defense Costs.

                  (c) "Defense Costs" shall mean any costs, charges, bonds, fees, expenses, including reasonable attorneys' fees and fees of experts, consultants, witnesses and court costs, incurred in the investigation, defense or prosecution of any Claim.

                  (d) "Final Adjudication" shall mean final judicial decision in a court of competent jurisdiction from which there is no further right to appeal.

                  (e) "Person" shall mean any individual, partnership, limited partnership, corporation, company association, business trust, employee benefit or retirement plan or trust, limited liability company, trust unincorporated association, joint venture, enterprise of any nature (whether incorporated or unincorporated) that is capable of suing or being sued or that is recognized or recognizable in a court of law or equity as a "person", or any government entity, authority or agency.

                  (f) "Third Party" shall mean any trustee, receiver, creditor, contractor, vendor, insurance carrier, service provider to the Company or any other person doing business or otherwise associated with the Company in any capacity.

                  (g)      "Undertaking" shall have the meaning as set forth in
Section 3.


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         2. Right to Indemnification. The Company shall defend, indemnify and hold harmless the Indemnitee from and against any and all Damages asserted against or suffered or incurred by the Indemnitee in connection with any Claim brought by any Person, including any Third Party, in respect of, relating to, or by reason of the fact that the Indemnitee is or was a director, officer, manager, employee, agent or representative of the Company or is or was serving at the request of the Company as a director, officer, manager, employee or agent of another Person, whether the basis of such Claim is alleged action or inaction in an official capacity as a director, officer, manager, employee, agent or representative or in any other capacity while serving as a director, officer, manager, employee, agent or representative, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), and such indemnification shall continue after the Indemnitee has ceased to be a director, officer, manager, employee agent or representative and shall inure to the benefit of the Indemnitee's heirs, executors, trustees and administrators; provided, however, that, except as provided in Section 4 hereof with respect to proceedings to enforce rights to indemnification and advancement of Defense Costs, the Company shall indemnify the Indemnitee in connection with any Claim (or part thereof) initiated by the Indemnitee only if such Claim (or part thereof) was authorized by the board of directors of the Company.

         3. Right to Advancement of Defense Costs. In addition to the right to indemnification conferred in Section 2 hereof, the Indemnitee shall have the right to be paid by the Company, in advance of Final Adjudication, all Defense Costs as incurred by the Indemnitee in connection with any Claim for which right to indemnification is applicable under this Agreement. Defense Costs shall be paid by the Company not later than twenty (20) days after receipt by the Company of a statement of expenses from the Indemnitee requesting such payment, which request shall be supported by a statement of costs; provided, however, that, if the Delaware General Corporation Law requires, an advancement of Defense Costs incurred by the Indemnitee in the Indemnitee's capacity as a director or officer (and not in any other capacity in which service was or is rendered by the Indemnitee, including, without limitation, as an employee, manager, agent or for service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an "Undertaking"), by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by Final Adjudication that the Indemnitee is not entitled to be indemnified for such Defense Costs under this Agreement or otherwise.

         4. Right of Indemnitee to Bring Suit. (a) If a claim by the Indemnitee to the Company for indemnification under Section 2 of this Agreement is not paid in full by the Company within thirty (30) days after a written claim has been received by the Company, or if a claim by the Indemnitee to the Company for an advancement of Defense Costs under Section 3 of this Agreement is not paid in full within twenty (20) days as specified in Section 3, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claims.

                  (b) If the Indemnitee is successful in whole or in part in any suit brought under Section 4(a), or in a suit brought by the Company to recover an advancement of Defense Costs pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also all


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costs and expenses (including without limitation all reasonable attorneys' fees, court costs, witness fees) of prosecuting or defending such suit.

                  (c) In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right under Section 3 to an advancement of Defense Costs) it shall be a defense that it has been determined by Final Adjudication that the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.

                  (d) In any suit against the Indemnitee by the Company to recover an advancement of Defense Costs pursuant to the terms of an Undertaking, the Company shall be entitled to recover such Defense Costs only upon a Final Adjudication that the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.

                  (e) Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of Defense Costs hereunder, or by the Company to recover an advancement of Defense Costs pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of Defense Costs, under this Agreement or otherwise, shall be on the Company by clear and convincing evidence.

         5. Settlement. The Company shall have no obligation to indemnify the Indemnitee under this Agreement for any amounts paid in full settlement and/or compromise of any Claim that was effected without Company's prior written consent. The Company shall not enter into any full settlement and/or compromise of any Claim in any manner that would impose any Damages on the Indemnitee without the Indemnitee's written consent. Neither the Company nor the Indemnitee shall unreasonably withhold, condition or delay their consent to any proposed settlement or compromise. The exercise of any right of consent or withholding of consent under this Section 5 shall not affect, excuse, modify or relieve the Company of any of its obligations under this Agreement.

         6. Maintenance of Insurance. (a) The Company hereby represents and warrants that policies of directors' and officers' liability insurance
("D&O Insurance") have been purchased by the Company and that such policies are in full force and effect. The Indemnitee acknowledges that he has been informed of, and provided access to, the D&O Policies.

                  (b) The Company hereby covenants and agrees that, so long as the


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Indemnitee shall continue to serve as a director or officer of the Company and thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that the Indemnitee was a director or officer of the Company, the Company, subject to Section 2(d), shall maintain in full force and effect D&O Insurance.

                  (c) In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors or officers most favorably insured by such policy.

                  (d) The Company shall have no obligation to maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance is disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

         7. Rights Not Exclusive. The rights provided hereunder shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any statute, provision of Company's certificate of incorporation, bylaw, agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity, and shall continue after the Indemnitee ceases to serve the Company as a director, officer, employee as the case may be.

         8. Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act that is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

         9. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         10. Consent to jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

         11. Successor and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and (ii) shall be binding on and inure to the benefit of the heirs, personal representatives and estate of the Indemnitee.

         12. Amendment or Waiver. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto, and no waiver of any provision hereunder shall be effective unless in writing.


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                  IN WITNESS WHEREOF, the Company and the Indemnitee have
executed this Agreement as of the day and year first above written.



                              BioVeris Corporation




                              By:
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                                 Name:  George V. Migausky
                                 Title:  Chief Financial Officer





                              ------------------------------------------
                              [Name]